UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2006

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 16, 2006, the Board of Directors of Avalon Pharmaceuticals, Inc. (the "Company") appointed a new director, William H. Washecka, after increasing the number of directors from eight to nine. Mr. Washecka’s appointment to the Board is effective March 1, 2006 and his term will expire at the 2006 annual meeting of the Company’s stockholders. The Company’s Board of Directors has not determined at the time of this filing if Mr. Washecka will be a member of any Board committees. There is no arrangement or understanding between Mr. Washecka and any other person pursuant to which he was selected as a director, and there are no transactions between Mr. Washecka and the Company since the beginning of the Company’s last fiscal year or any currently proposed transaction, or series of similar transactions, in which the amount involved exceeds $60,000.

A copy of the Company's press release announcing Mr. Washecka's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release dated February 23, 2006 announcing the election of William H. Washecka as a Director of Avalon Pharmaceuticals, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

February 23, 2006	By:	/s/ Thomas G. David

Name: Thomas G. David
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 23, 2006